PROSPECTUS SUPPLEMENT NO. 1                  File No. 333-31295
(To Prospectus dated August 6, 1997)         Filed pursuant to
                                             Rule 424(b)(3) and
                                             Rule 424(c)


              ARI NETWORK SERVICES, INC.

                     Common Stock


     This Prospectus Supplement updates and supplements the Prospectus dated August 6, 1997, which was filed with the Securities and Exchange Commission in connection with the Company's registration statement on Form S-2, Registration No. 333-31295.

     On September 25, 1997, the Company reported fourth quarter and annual operating results for the periods ending July 31, 1997, as set forth below:

                       Years                 Three Months
                       Ended                    Ended

               July 31,     July 31,     July 31,     July 31,
                1997          1996         1997         1996

Revenues      $  6,913,000    $  5,251,000    $ 1,859,000     $ 1,631,000
Net Loss      $ (3,275,000)   $ (4,206,000)   $  (285,000)   $ (1,030,000)
Loss per      $      (0.23)   $      (0.34)   $     (0.02)        $ (0.08)
Share

     On October 2, 1997, the Company announced that it completed the acquisition of Empart Technologies, Inc., a Foster City, California based developer of software for electronics parts catalogs. The acquisition is not expected to have a material impact on the Company's financial position.

 The date of this Prospectus Supplement is October 13, 1997.